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                                                                  Exhibit 23.3


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated November 17, 1995, with respect to the consolidated financial statements of Stater Bros. Holdings, Inc. included in its Annual Report (Form 10-K) for the period ended September 24, 1995, included in the Proxy Statement of Reading Company that is made a part of the Registration Statement (Form S-4 No. 333-00000) and Prospectus of Reading Entertainment, Inc. for the registration of 4,973,174 shares of its common stock.



                                        /s/ Ernst & Young LLP


Riverside, California
October 1, 1996